UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2011

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Drive Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

1.
Jeffrey J. McCall, 39, was appointed Executive Vice President and Chief Financial Officer of the Company, effective June 1, 2011.  Mr. McCall has served as Chief Financial Officer-Americas for REGUS plc (FTSE:RGU), the world’s largest provider of serviced offices, since 2004.  From 2003 to 2004, Mr. McCall served as Chief Financial Officer and Executive Vice President of HQ Global Workplaces, Inc. until its acquisition by REGUS plc. Prior to that, Mr. McCall was a principal with Casas, Benjamin & White, LLC, a boutique financial advisory services firm, since 1998.  Mr. McCall received his MBA from the University of Chicago in 2000.

Mr. McCall’s employment letter with the Company provides that he will receive (i) a base salary of $550,000; (ii) a signing bonus of  $600,000; (iii) 1.3 million non-qualified stock options with an exercise price equal to the Company’s closing price on the date of grant, June 1, 2011, vested 25% upon issuance, with an additional 25% vesting on each of the first three anniversaries of the grant date; (iv) a bonus payable 50% in cash and 50% in common stock for the year ending December 31, 2011 equal to 0.75% of the Adjusted EBITDA (as defined) of the Company, pro-rated for that portion of the year in which Mr. McCall is actively employed by the Company; (v) the reimbursement of relocation expenses associated with Mr. McCall relocating his family from Chicago to Southern California, including a housing allowance of $15,000 per month payable for up to eight months; and (vi) if his employment is terminated by the Company without cause or by Mr. McCall for good reason prior to December 31, 2013, severance consisting of (x) a $1.1 million cash payment, (ii) the vesting of any tranche of his stock option grant that would have otherwise vested within the twelve month period following the date of termination of employment, and (iii) twelve months of COBRA premiums.  In addition, if Mr. McCall's employment is terminated in connection with the acquisition of the Company, he will be entitled to a pro-rated bonus for the portion of the year in which the Company was acquired that he was actively employed. A copy of Mr. McCall’s employment letter is attached hereto as Exhibit 10.1.

2.
John M. Stephens resigned from his position as Senior Vice President and Chief Financial Officer of the Company, effective June 1, 2011.  Attached hereto as Exhibit 10.2 is the Retirement and Transition Services Agreement the Company entered into with Mr. Stephens. The Agreement provides Mr. Stephens with (i) a lump sum payment of $430,000; (ii) the vesting of Mr. Stephens remaining unvested stock options that Mr. Stephens may exercise for a period of 90 days following June 30, 2011; (iii) up to twelve months of COBRA premiums ; and (iv) eligibility to receive a discretionary bonus of up to 0.26% of the Company’s Adjusted EBITDA (as defined) for the six month period ended June 30, 2011 (payable when the Company’s other executive officers are paid incentive compensation for 2011).  The agreement also contains, among other things, customary non-disclosure, non-solicitation, and general release provisions.  A copy of Mr. Stephen’s agreement is attached hereto as Exhibit 10.2.

A copy of the press release announcing the events described above is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1   Jeffrey J. McCall Employment Letter
10.2   John M. Stephens Retirement and Transition Services Agreement
99.1   Press release, dated May 31, 2011, announcing management changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2011

STANDARD PACIFIC CORP.

By:	/s/ Kenneth L. Campbell
Kenneth L. Campbell Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Jeffrey J. McCall Employment Letter
10.2	John M. Stephens Retirement and Transition Services Agreement
99.1	Press Release Announcing Management Changes